Exhibit 99.1

Permex Petroleum Announces Repricing of Previously Announced Private Placement

Vancouver, British Columbia (September 18, 2024) – Permex Petroleum Corporation (CSE: OIL) (FSE: 75P) (“Permex” or the “Company”) is pleased to announce today that, further to its news release on September 9, 2024, the Company is repricing its previously announced non-brokered private placement (the “Offering”) of up to 18,635 convertible debenture units of the Company (each, a “Unit”). Each Unit consists of one convertible debenture (a “Debenture”) in the principal amount of US$1,000 and 523 (previously 245) common share purchase warrants (each, a “Warrant”). Each Warrant is exercisable for a period of five years from the date of issuance for one common share of the Company (a “Share”) at an exercise price of US$1.91 (previously US$4.90).

The Debentures will mature (the “Maturity Date”) one-year from the date of issuance. The Debentures will bear simple interest at a rate of 10%, payable on the Maturity Date or the date on which all or any portion of the Debenture is repaid. Interest will be paid in cash or Shares based on a conversion price of US$1.91 (previously US$4.08) (the “Conversion Price”), subject to Canadian Securities Exchange (the “Exchange”) approval.

At any time during the term of the Debentures, a holder of Debentures may elect to convert the outstanding principal and any accrued and unpaid interest thereon into Shares at the Conversion Price. The Debentures will automatically convert into Shares at the Conversion Price in the event the Company completes a financing of Shares for aggregate gross proceeds of at least US$7,500,000, where the price per Share sold in such financing is equal to, or greater than, the Conversion Price.

The proceeds of the Current Offering are expected to be used for drilling and development, any future acquisition transactions the Company may engage in, and general working capital purposes.

The Units being offered in the Offering will be offered only to persons who either qualify as an “accredited investor” as defined in Rule 501(a) of Regulation D under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) or who are located outside of the United States and are not a “U.S. person” as defined in Regulation S under the U.S. Securities Act. In connection with the Offering, the Company may pay finders’ fees as permitted by the policies of the Exchange. All securities issued pursuant to the Offering and underlying securities will be subject to a four-month hold period from the date of issuance pursuant to applicable Canadian securities laws, in addition to such other restrictions as may apply under the U.S. Securities Act and other applicable securities laws of jurisdictions outside of Canada.

None of the securities to be offered in either the Offering have been and will not be registered under the U.S. Securities Act or under any U.S. state securities laws and may not be offered or sold in the United States absent registration or any applicable exemption from the registration requirements of the U.S. Securities Act and applicable U.S. state securities laws. This news release shall not constitute an offer to sell or the solicitation of an offer to buy securities in the United States, nor shall there be any sale of these securities in the United States or any jurisdiction in which such offer, solicitation or sale would be unlawful. This news release is being issued pursuant to and in accordance with Rule 135c under the U.S. Securities Act.

About Permex Petroleum Corporation

Permex Petroleum (CSE: OIL) (FSE: 75P) is a uniquely positioned junior oil & gas company with assets and operations across the Permian Basin of West Texas and the Delaware Sub-Basin of New Mexico. The Company focuses on combining its low-cost development of Held by Production assets for sustainable growth with its current and future Blue-Sky projects for scale growth. The Company, through its wholly owned subsidiary, Permex Petroleum US Corporation, is a licensed operator in both states, and owns and operates on private, state and federal land. For more information, please visit www.permexpetroleum.com.

CONTACT INFORMATION

Permex Petroleum Corporation

Brad Taillon

Chief Executive Officer

(346) 245-8981

Renmark Financial Communications Inc.

Henri Perron, CPIR: hperron@renmarkfinancial.com

Tel.: (416) 644-2020 or (212)-812-7680

www.renmarkfinancial.com

Forward-Looking Information

This press release contains both “forward-looking information” and “forward -looking statements” within the meaning of applicable securities laws that is intended to be covered by the safe harbours created by those laws. “Forward-looking information” and “forward looking statements” each include statements that use forward-looking terminology such as “may”, “will”, “expect”, “anticipate”, “believe”, “continue”, “potential” or the negative thereof or other variations thereof or comparable terminology. Such forward-looking information and forward looking statements include, without limitation, the completion of the Offering and the use of proceeds from the Offering.

Neither forward-looking information or forward-looking statements are a guarantee of future performance and are each based upon a number of estimates and assumptions of management at the date the statements are made, including without limitation, that: the Company will complete the Offering as anticipated; there will be no changes in the Company’s business plans; and that the Company will be able to use the proceeds from the Offering as anticipated. Furthermore, such forward-looking information and forward-looking statements involve a variety of known and unknown risks, uncertainties and other factors which may cause the actual plans, intentions, activities, results, performance or achievements of the Company to be materially different from any future plans, intentions, activities, results, performance or achievements expressed or implied by such forward-looking information or forward-looking statements, including without limitation: the inability for the Company to close the Offering; the inability to use the proceeds from the Offering as expected; recent market volatility; and the state of the financial markets for the Company’s securities.

Although management of the Company has attempted to identify important factors that could cause actual results to differ materially from those contained in forward-looking statements or forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements and forward-looking information. Readers are cautioned that reliance on such information may not be appropriate for other purposes. The Company does not undertake to update any forward-looking statement, forward-looking information or financial outlook that are incorporated by reference herein, except in accordance with applicable securities laws. We seek safe harbor.

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